Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Information

On July 31, 2019, Terex Corporation (the "Company") completed the previously announced disposition of the Demag® mobile cranes business ("Demag") to Tadano Ltd. and certain of its subsidiaries (“Tadano”) pursuant to the terms of the Asset and Stock Purchase Agreement (the “ASPA”) between the Company and Tadano, dated as of February 22, 2019. The Company received approximately $215 million of consideration, as adjusted for estimated amounts of cash, debt, working capital and certain other items. The final consideration will be adjusted based on the actual amounts of cash, debt and working capital. In addition to selling Demag, the Company ceased to manufacture mobile crane product lines in its Oklahoma City facility in March 2019 (collectively, the "Mobile Cranes Dispositions").

In connection with the disposition of Demag, the Company and Tadano entered into certain ancillary agreements, including a Transition Services Agreement, dated as of July 31, 2019, under which the parties will provide one another certain transition services to facilitate the separation of Demag from the Company.

The following unaudited pro forma condensed consolidated financial information and related notes present the historical consolidated balance sheet and statements of income of Terex adjusted to reflect the Mobile Cranes Dispositions. Assets and liabilities that have been or will be disposed of in connection with the Mobile Cranes Dispositions have been accounted for as held for sale/discontinued operations beginning with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.
The fiscal year of the Company ends on December 31. The unaudited pro forma condensed consolidated financial information is not intended to represent what the Company’s balance sheet or results of operations actually would have been had the Mobile Cranes Dispositions been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company and excludes one-time transaction costs. Non-recurring transaction-related costs of approximately $8 million for financial advisement, legal, professional and other services are expected to be incurred in connection with the Mobile Cranes Dispositions.
This unaudited pro forma condensed consolidated financial information is derived from and should be read in conjunction with the Company’s audited annual consolidated financial statements and the unaudited interim condensed consolidated financial statements, which are available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, respectively.

Exhibit 99.3

TEREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019
(in millions)

	As Reported	Pro Forma Adjustments for Mobile Cranes Dispositions Note 2		Pro Forma Consolidated
Assets
Current assets
Cash and cash equivalents	$367.5	$197.3	(a)	$564.8
Trade receivables	643.8	—		643.8
Inventories	863.1	—		863.1
Prepaid and other current assets	163.2	—		163.2
Current assets held for sale	402.0	(387.5)	(b)	14.5
Total current assets	2,439.6	(190.2)		2,249.4
Non-current assets
Property, plant and equipment – net	339.5	—		339.5
Operating lease right-of-use assets	121.9	—		121.9
Goodwill	264.4	—		264.4
Intangible assets – net	10.6	—		10.6
Other assets	421.2	—		421.2
Non-current assets held for sale	5.9	(1.7)	(b)	4.2
Total assets	$3,603.1	$(191.9)		$3,411.2

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$6.0	$—		$6.0
Trade accounts payable	608.3	—		608.3
Accrued compensation and benefits	104.3	—		104.3
Current maturities of operating leases	25.7	—		25.7
Other current liabilities	226.4	4.2	(c)(d)	230.6
Current liabilities held for sale	131.3	(125.0)	(b)	6.3
Total current liabilities	1,102.0	(120.8)		981.2
Non-current liabilities
Long-term debt, less current portion	1,341.7	—		$1,341.7
Non-current operating leases	103.8	—		103.8
Retirement plans	67.0	—		67.0
Other non-current liabilities	39.5	—		39.5
Non-current liabilities held for sale	88.5	(87.1)	(b)	1.4
Total liabilities	2,742.5	(207.9)		2,534.6
Stockholders’ equity
Common stock	0.8	—		0.8
Additional paid-in capital	807.5	—		807.5
Retained earnings	741.5	(11.2)	(a)(b)(c)(d)	730.3
Accumulated other comprehensive income (loss)	(287.3)	27.7	(b)	(259.6)
Less cost of shares of common stock in treasury	(402.4)	—		(402.4)
Total Terex Corporation stockholders’ equity	860.1	16.5		876.6
Noncontrolling interest	0.5	(0.5)	(b)	—
Total stockholders’ equity	860.6	16.0		876.6
Total liabilities and stockholders’ equity	$3,603.1	$(191.9)		$3,411.2

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

TEREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2019
(in millions, except per share data)

AS REPORTED
Net sales	$2,443.5
Cost of goods sold	(1,933.9)
Gross profit	509.6
Selling, general and administrative expenses	(283.9)
Income (loss) from operations	225.7
Other income (expense)
Interest income (expense) – net	(44.1)
Other income (expense) – net	(4.5)
Income (loss) from continuing operations before income taxes	177.1
(Provision for) benefit from income taxes	(38.3)
Income (loss) from continuing operations	138.8

Amounts from continuing operations per share attributable to Terex Corporation common shareholders
Basic	$1.96
Diluted	$1.93

Weighted average number of shares outstanding in per share calculation
Basic	70.9
Diluted	71.8

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

TEREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2018
(in millions, except per share data)

	As Reported	Pro Forma Adjustments for Mobile Cranes Dispositions Note 3	Pro Forma Consolidated
Net sales	$5,125.0	$(607.8)	$4,517.2
Cost of goods sold	(4,158.2)	602.9	(3,555.3)
Gross profit	966.8	(4.9)	961.9
Selling, general and administrative expenses	(673.5)	124.1	(549.4)
Income (loss) from operations	293.3	119.2	412.5
Other income (expense)
Interest income (expense) - net	(64.9)	0.1	(64.8)
Other income (expense) – net	(79.7)	19.1	(60.6)
Income (loss) from continuing operations before income taxes	148.7	138.4	287.1
(Provision for) benefit from income taxes	(37.4)	(8.0)	(45.4)
Income (loss) from continuing operations	111.3	130.4	241.7

Amounts from continuing operations per share attributable to Terex Corporation common shareholders
Basic	$1.48		$3.21
Diluted	$1.45		$3.14

Weighted average number of shares outstanding in per share calculation
Basic	75.4		75.4
Diluted	76.9		76.9

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

TEREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017
(in millions, except per share data)

	As Reported	Pro Forma Adjustments for Mobile Cranes Dispositions Note 3	Pro Forma Consolidated
Net sales	$4,363.4	$(569.7)	$3,793.7
Cost of goods sold	(3,547.4)	521.0	(3,026.4)
Gross profit	816.0	(48.7)	767.3
Selling, general and administrative expenses	(636.1)	97.0	(539.1)
Income (loss) from operations	179.9	48.3	228.2
Other income (expense)
Interest income (expense) - net	(60.6)	(0.3)	(60.9)
Loss on early extinguishment of debt	(52.6)	—	(52.6)
Other income (expense) – net	45.3	3.4	48.7
Income (loss) from continuing operations before income taxes	112.0	51.4	163.4
(Provision for) benefit from income taxes	(52.0)	(0.4)	(52.4)
Income (loss) from continuing operations	60.0	51.0	111.0

Amounts from continuing operations per share attributable to Terex Corporation common shareholders
Basic	$0.65		$1.20
Diluted	$0.63		$1.17

Weighted average number of shares outstanding in per share calculation
Basic	92.8		92.8
Diluted	94.9		94.9

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

TEREX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2016
(in millions, except per share data)

	As Reported	Pro Forma Adjustments for Mobile Cranes Dispositions Note 3	Pro Forma Consolidated
Net sales	$4,443.1	$(634.6)	$3,808.5
Cost of goods sold	(3,730.7)	647.2	(3,083.5)
Gross profit	712.4	12.6	725.0
Selling, general and administrative expenses	(678.2)	78.1	(600.1)
Goodwill impairment	(176.0)	176.0	—
Income (loss) from operations	(141.8)	266.7	124.9
Other income (expense)
Interest income (expense) - net	(98.1)	(0.2)	(98.3)
Other income (expense) – net	(30.8)	3.2	(27.6)
Income (loss) from continuing operations before income taxes	(270.7)	269.7	(1.0)
(Provision for) benefit from income taxes	77.4	(28.6)	48.8
Income (loss) from continuing operations	(193.3)	241.1	47.8
Net loss (income) from continuing operations attributable to noncontrolling interest	0.3	—	0.3
Net income (loss) from continuing operations attributable to Terex Corporation	$(193.0)	$241.1	$48.1

Amounts from continuing operations per share attributable to Terex Corporation common shareholders
Basic	$(1.79)		$0.45
Diluted	$(1.79)		$0.45

Weighted average number of shares outstanding in per share calculation
Basic	107.9		107.9
Diluted	107.9		107.9

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

Exhibit 99.3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1: Basis of Presentation
The unaudited pro forma condensed consolidated financial information included herein is derived from historical financial statements of the Company, adjusted to give effect to the Mobile Cranes Dispositions and is based upon available information and certain estimates and assumptions we believe to be reasonable. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with the instructions to Article 11 of Regulation S-X. Estimates and assumptions used in the preparation of the unaudited pro forma condensed consolidated financial information are described in Note 2 below. Estimates used may change as additional information about actual 2019 operating results becomes available and such changes could be material.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Mobile Cranes Dispositions as if it had occurred on June 30, 2019. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2019 and for the years ended December 31, 2018, 2017 and 2016, respectively, give effect to the Mobile Cranes Dispositions as if it had occurred at the beginning of each period presented.
Pro forma adjustments included in the unaudited pro forma condensed consolidated financial information are limited to those that are (i) directly attributable to the Mobile Cranes Dispositions, (ii) factually supportable, and (iii) with respect to the statements of income, expected to have a continuing impact on the results of the Company. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial information.

Note 2: Pro Forma Adjustments on Balance Sheet

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet:

(a)
In accordance with the terms and conditions of the ASPA, the Company received approximately $197 million in cash from Tadano for the disposition of Demag. Consideration of approximately $215 million was adjusted for estimated amounts of $30 million in cash and $39 million in working capital, less $79 million in debt and $8 million in certain other items. The final consideration will be adjusted based on the actual amounts of cash, debt and working capital.

(b)	To remove the assets and liabilities of the Mobile Cranes Dispositions that were classified as held for sale at June 30, 2019 and corresponding equity balances.

(c)	Represents accrual of $5.8 million for transaction costs which became payable upon the closing of the Demag transaction.

(d)	Represents an estimated income tax benefit of $1.6 million which became realizable upon the closing of the Demag transaction.

Exhibit 99.3

Note 3: Pro Forma Adjustments on Statements of Income
These adjustments reflect pro forma adjustments to remove results of operations that are directly attributable to the Demag® mobile cranes business and mobile crane product lines manufactured in our Oklahoma City facility and will not continue following the Mobile Cranes Dispositions. The reported column in the Unaudited Pro Forma Condensed Consolidated Statement of Income for the six months ended June 30, 2019 already reflects removal of the results of operations related to the Mobile Cranes Dispositions as it was presented as a discontinued operation in our June 30, 2019 Form 10-Q.